SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

           --------------------------------------------

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): May 8, 1997


                  LIVING CENTERS OF AMERICA, INC.
                     ------------------------
        (Exact name of registrant as specified in charter)



        Delaware              33-44726            74-2012902
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     (State or other         (Commission         (IRS employer
       jurisdiction          file Number)      identification No.)
     of incorporation)




   15415 Katy Freeway, Suite 800, Houston, Texas      77094
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    (Address of principal executive offices)        (Zip Code)





Registrant's telephone number, including area code: (281)578-4600
                                                   ------------------

                          Not Applicable
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   (former name or former address, if changed since last report)




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Item 5. Other Events.


      On May 8, 1997, Living Centers of America, Inc. (the "Company") announced execution of agreements for a leveraged recapitalization of the Company to be followed immediately by a business combination with GranCare, Inc. ("GranCare"). Attached as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated by reference, are the Agreement and Plan of Merger among Apollo Management, L.P. ("Apollo"), Apollo LCA Acquisition Corporation and the Company (providing for the recapitalization); the Agreement and Plan of Merger among the Company, GranCare and Apollo (providing for the merger with GranCare); and the joint press release of the Company and GranCare announcing the transactions.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

c)    Exhibits.

99.1 Agreement and Plan of Merger among Apollo Management, L.P., Apollo LCA Acquisition Corporation and Living Centers of America, Inc.

99.2 Agreement and Plan of Merger among Living Centers of America, Inc., GranCare, Inc. and Apollo Management, L.P.

99.3 Joint Press Release issued by Living Centers of America, Inc. and GranCare, Inc. on May 8, 1997

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 1997           LIVING CENTERS OF AMERICA, INC.
                            (Registrant)


                            By:  /s/ Susan Thomas Whittle
                               -----------------------------
                            Name: Susan Thomas Whittle
                            Title: Vice President and
                                   General Counsel

                           EXHIBIT INDEX


99.1 Agreement and Plan of Merger among Apollo Management, L.P., Apollo LCA Acquisition Corporation and Living Centers of America, Inc.

99.2 Agreement and Plan of Merger among Living Centers of America, Inc., GranCare, Inc. and Apollo Management, L.P.

99.3 Joint Press Release issued by Living Centers of America, Inc. and GranCare, Inc. on May 8, 1997





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